SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2021

ULTRA CLEAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-50646	61-1430858
(Commission File Number)	(IRS Employer Identification No.)

26462 CORPORATE AVENUE HAYWARD, CA	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 576-4400

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	UCTT	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On March 31, 2021 (the “Closing Date”), Ultra Clean Holdings, Inc., a Delaware corporation (“Ultra Clean” or the “Company”), completed the acquisition of Ham-Let (Israel-Canada) Ltd., a public company organized under the laws of the State of Israel whose shares were traded on the Tel Aviv Stock Exchange (“Ham-Let”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among Ultra Clean, Sir Daibus Ltd., a company organized under the laws of the State of Israel and an indirect, wholly-owned subsidiary of Ultra Clean, Bealish Ltd., a company organized under the laws of the State of Israel and an indirect wholly-owned subsidiary of Ultra Clean and Ham-Let, with Ham-Let surviving as an indirect, wholly-owned subsidiary of Ultra Clean. The entry into the Merger Agreement was previously announced by Ultra Clean in its Current Report on Form 8-K filed on December 17, 2020 (the “Prior Form 8-K”).

Item 1.01	Entry Into a Material Definitive Agreement.

In connection with the consummation of the transactions contemplated by the Merger Agreement, Ultra Clean entered into that certain Second Amendment dated as of March 31, 2021 (the “Second Amendment”) to the Credit Agreement dated as of August 27, 2018 and amended as of October 1, 2018 (the “Existing Credit Agreement” and, as amended by the Second Amendment, the “Credit Agreement”) to, among other things, (i) refinance and reprice its approximately $273 million of existing term B borrowings that will remain outstanding (the “Repricing”) and (ii) obtain a $355 million senior secured incremental term loan B facility (the “Incremental Term Loan”) with Barclays Bank PLC, which increased the amount of term loan indebtedness outstanding under the Company’s Credit Agreement.

The term loan facility under the Credit Agreement has a maturity date of August 27, 2025, subject to quarterly amortization payments of 0.625% of the outstanding principal balance thereof as of March 31, 2021, with the remaining outstanding principal amount paid upon maturity. Under the Credit Agreement, the Company may elect that the term loans bear interest at a rate per annum equal to either (a) “ABR” (as defined in the Credit Agreement), plus the applicable margin or (b) the “Eurodollar Rate” (as defined in the Credit Agreement), based on LIBOR, plus the applicable margin. The applicable margin for the term loans under the Credit Agreement is equal to a rate per annum equal to either (i) at any time that the Company’s corporate family rating is Ba3 (with a stable outlook) or higher from Moody’s and BB- (with a stable outlook) or higher from S&P, (x) 3.50% for such Eurodollar term loans and (y) 2.50% for such ABR term loans or (ii) at all other times, (x) 3.75% for such Eurodollar term loans and (y) 2.75% for such ABR term loans. Interest on the term loans is payable on (1) in the case of such ABR term loans the last day of each calendar quarter and (2) in the case of such Eurodollar term loans, the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period. On March 29, 2021, the Company elected that the term loans outstanding as of March 31, 2021 accrue interest based on the “Eurodollar Rate” for an initial interest period of one month. As of March 31, 2021, the applicable margin with respect to the term loan facility was 3.75%. Pursuant to the Second Amendment to the Credit Agreement made effective on March 31, 2021, the Credit Agreement contains customary LIBOR replacement provisions in the event LIBOR is discontinued.

The Incremental Term Loan, together with cash on hand, was used to finance the transactions contemplated by the Merger Agreement, to refinance existing debt of Ham-Let, and to pay fees and expenses incurred in connection with the Incremental Term Loan and the acquisition of Ham-Let.

The foregoing summary of the Repricing, Incremental Term Loan and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amendment filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth above under the heading “Introductory Note” of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement, at the effective time of the Merger, each ordinary share, par value one Israeli Shekel (NIS 1) per share, of Ham-Let (each, an “Ordinary Share”) issued and outstanding immediately prior to the effective time of the Merger, other than shares held by Ham-Let or any of its subsidiaries, automatically converted into and represents the right to receive from Ultra Clean NIS 64.0 in cash, without interest (such per share amount, the “Merger Consideration”).

In addition, at the effective time of the Merger, (i) each option to purchase Ordinary Shares of Ham-Let that was outstanding and unexercised immediately prior to the effective time of the Merger, whether or not vested, was canceled in exchange for the right to receive a lump sum cash payment (without interest) equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Ordinary Share for such option multiplied by (ii) the total number of shares underlying such option.

The aggregate purchase price paid by Ultra Clean for Ham-Let’s entire share capital was approximately NIS 945 million (or approximately $284 million based on the exchange rate in effect at the close of business on March 30, 2021), which includes the gross value of shares covered by employee options. In addition, Ham-Let had approximately NIS 223 million of net debt as of March 31, 2021 (or approximately $67 million based on the exchange rate in effect at the close of business on March 30, 2021).

Additional information and details of the Merger Agreement were previously disclosed in Item 1.01 of the Prior Form 8-K, which is incorporated by reference into this Item 2.01. The foregoing description of the Merger Agreement and the transactions contemplated thereby are qualified in their entirety by reference to the Merger Agreement, a copy of which is included as Exhibit 2.1 hereto and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On the Closing Date, Ultra Clean announced the closing of its acquisition of Ham-Let as described in Item 2.01 above. A copy of the press release announcing the closing of the acquisition of Ham-Let is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the consummation of the transactions contemplated by the Merger Agreement, the Company is filing information for the purpose of supplementing and updating the risk factor disclosure contained under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2020, filed with the SEC on February 23, 2021. The updated disclosure is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Also in connection with the consummation of the transactions contemplated by the Merger Agreement, the Company is filing certain additional preliminary, unaudited pro forma financial information with respect to the Company’s acquisition of Ham-Let for the fiscal year ended December 25, 2020, which the Company believes may be useful to investors. This preliminary, unaudited pro forma financial information is preliminary and does not contain the financial statements required by Item 9.01(a) of Form 8-K or all of the pro forma financial information required by Item 9.01(b) of Form 8-K, in each case, which will be filed by amendment to this report within 71 calendar days after the date this Current Report on Form 8-K must be filed with respect to Item 2.01. Such preliminary, unaudited pro forma financial information is filed herewith as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed with respect to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed with respect to Item 2.01.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of December 16, 2020, by and among Ultra Clean Holdings, Inc., Sir Daibus Ltd., Bealish Ltd. and Ham-Let (Israel-Canada) Ltd.

10.1	Second Amendment, dated as of March 31, 2021, by and among Ultra Clean Holdings, Inc., the subsidiaries of Ultra Clean Holdings, Inc. party thereto, Barclays Bank PLC, as administrative agent and the lenders party thereto.

99.1	Press Release of Ultra Clean Holdings, Inc., dated March 31, 2021, announcing the closing of Ultra Clean’s acquisition of Ham-Let.

99.2	Updated Ultra Clean Holdings, Inc. Risk Factor disclosure.

99.3	Preliminary, unaudited pro forma financial information.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date: April 5, 2021	By:	/s/ Sheri Savage
	Name:	Sheri Savage
	Title:	Chief Financial Officer and Senior Vice President of Finance

5